UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2005

VITRIA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27207	77-0386311

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

945 Stewart Drive
Sunnyvale, CA 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 212-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On July 11, 2005, the Board of Directors of Vitria Technology, Inc., appointed Harry G. Van Wickle to the Board of Directors. Mr. Van Wickle is 58 years old and has served as a member of the Board of Directors of Komag, Incorporated since October 2000 when Komag merged with HMT. Mr. Van Wickle served as a member of HMT’s Board of Directors from May 1998 to October 2000. Mr. Van Wickle is the former President and Chief Executive Officer of Intarsia Corporation, an integrated electronic component design and manufacturing company. From 1974 to 1992, Mr. Van Wickle held management positions at Texas Instruments, Fairchild Semiconductor, AT&T and Micropolis Corporation. From 1992 and prior to joining Intarsia, he was Vice President in Operations of Dastek, a former subsidiary of Komag; Vice President of Manufacturing at Cypress Semiconductor; and President of Alphatec Electronics Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITRIA TECHNOLOGY, INC.
Dated: July 15, 2005	By:	/s/ Michael D. Perry
Michael D. Perry
Senior Vice President and Chief Financial Officer